UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 10, 2006

Date of Report (Date of earliest event reported)
CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3160 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)
(650) 843-2800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On July 10, 2006, Connetics Corporation (the “Company”) issued a press release announcing it expects results for the second quarter ended June 30, 2006, and for the full year 2006, to be below the Company’s guidance provided on May 3, 2006 and that it is withdrawing previous full year 2006 financial guidance.
     The shortfall in second quarter revenue is due, in part, to the Company’s decision to ship product volumes that were below estimated prescription demand in the second quarter by approximately $7 million, a greater amount than originally planned, as well as to lower product orders from an international distributor.
     Because shipments to the Company’s wholesalers will be below levels indicated by end user prescription demand, the Company’s net product revenues under GAAP reported in its quarterly and annual financial statements will be below levels previously indicated. The Company anticipates these actions may result in lower levels of accounts receivable due to the reductions in shipments, slower increases or potential decreases in returns and chargeback allowances and accruals for rebates reserves on the Company’s balance sheet, and potential write-offs of excess finished goods inventory balances, all of which could affect the Company’s liquidity. Any future changes in prescription demand will impact the amount of inventory reductions necessary to achieve desired levels of inventory in the distribution channel. The Company believes that its reduction of inventory levels in the distribution channel is consistent with improved wholesaler reporting, improved distribution logistics under centralized warehousing offerings from the Company’s largest wholesalers, and the relative maturity of most of its products.
     In addition, the press release provided an update on the Company’s pending restatement of its 2005 financial statements, as initially described in the Company’s press release dated May 3, 2006.
     A copy of the July 10, 2006 press release is attached hereto as Exhibit 99.1.
     The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in the filing.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 10, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
By:	/s/ Katrina J. Church
Katrina J. Church
Executive Vice President, Legal Affairs General Counsel and Secretary

     Date:   July 10, 2006

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated July 10, 2006